Exhibit 24(b)(10) – Consent of Ernst and Young LLP, Independent Registered Public
Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 31, 2010 (except for Note 2, as to which the date is April 5, 2010), with respect to the consolidated financial statements of ING Life Insurance and Annuity Company as of
December 31, 2009 and 2008, and for each of the three years in the period ended December 31,
2009, and to the use of our report dated April 8, 2010, with respect to the statements of assets and liabilities of Variable Annuity Account C of ING Life Insurance and Annuity Company as of
December 31, 2009, and the related statements of operations and changes in net assets for the periods disclosed in the financial statements, incorporated by reference in Post-Effective
Amendment No. 56 to the Registration Statement (Form N-4, No. 033-75962) and related
Prospectus and Statement of Additional Information of Variable Annuity Account C of ING Life
Insurance and Annuity Company.

/s/ Ernst & Young LLP

Atlanta, Georgia
December 3, 2010